Exhibit 10.10

Reimbursement Agreement for Commercial Letter(s) of Credit

THIS REIMBURSEMENT AGREEMENT FOR COMMERCIAL LETTER(S) OF CREDIT (this “Agreement”) is made as of this      day of December, 2012, by MISCOR GROUP, LTD. (the “Applicant”), with an address at 800 Nave Road, Southeast, Massillon, Ohio 44646 in favor of PNC Bank, National Association (the “Bank”) and any Bank Affiliate (as hereinafter defined), with an address at 213 Market Avenue North, Suite 250, Canton, Ohio 44702. From time to time by submitting an application in a form approved by the Bank (an “Application”), the Applicant or any of its subsidiaries or affiliates may request the issuance of one or more letters of credit (each, a “Credit”). The Bank or any Bank Affiliate may issue any such Credit, but they shall have no obligation to do so unless otherwise agreed in writing. The Applicant agrees that the following terms and conditions shall apply to any Credit:

1. Definitions and Interpretation. (a) In addition to terms defined elsewhere in this Agreement: “Bank” shall mean the Bank or any Bank Affiliate that issues a Credit; “Bank Affiliate” means (a) any direct or indirect subsidiary of The PNC Financial Services Group, Inc. or (b) any correspondent; “Base Rate” means a fluctuating rate per annum equal to the highest of (i) the interest rate per annum announced from time to time by the Bank as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Bank; or (ii) the rate applicable to federal funds transactions, as reasonably determined by the Bank, plus fifty basis points (0.50%); or (iii) the Daily LIBOR Rate plus 100 basis points (1.0%), so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful; “Business Day” means any day other than a Saturday, Sunday or other day on which banks in East Brunswick, New Jersey or any other city of which the Bank may give the Applicant notice from time to time, are authorized or required by law to close; “Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Bank by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage; “Dollar Equivalent” means, with respect to an amount in any currency other than U.S. dollars, as of any date, the amount of U.S. dollars into which such amount in such currency may be converted at the spot rate at which U.S. dollars are offered by the Bank in East Brunswick, New Jersey for such currency at approximately 11:00 a.m., Prevailing Time, on such date, plus all actual costs of settlement, including amounts incurred by the Bank to comply with currency exchange requirements of any Governmental Authority; “Governmental Authority” means any de facto or de jure domestic or foreign government, court, tribunal, agency, or other purported authority; “LIBOR Reserve Percentage” shall mean the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities”); “Order” means any of the following, issued by the Bank at the Applicant’s request: an air delivery order issued to an air carrier, a letter of guarantee or of indemnity issued to a steamship agent or carrier, or any document or instrument of like import; “Prevailing Time” means the prevailing time in East Brunswick, New Jersey (or any other city of which the Bank may have given the Applicant notice) on the date in question; “Published Rate” means the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication selected by the Bank); “Taxes” means all taxes, fees, duties, levies, imposts, deductions, charges or withholdings of any kind (other than taxes on the Bank’s net income); and “UCP” means the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time a Credit is issued.

(b) By submitting an Application to the Bank, the Applicant agrees that a Credit may be issued by the Bank or any Bank Affiliate, as designated by the Bank, unless otherwise agreed, and this Agreement shall be enforceable by the Bank or any such Bank Affiliate. If this Agreement is signed by more than one Applicant each shall be deemed to make to the Bank all the representations, warranties and covenants contained herein, and each shall be jointly and severally liable hereunder. Any reference herein to this Agreement, an Application, a Credit, or any other instrument, agreement or document related hereto or thereto shall be deemed to refer to all amendments, modifications, extensions and renewals hereof and thereof. Determinations made by the Bank pursuant to the terms hereof shall be conclusive absent manifest error.

2. Payments. (a) The Applicant will pay to the Bank all amounts to be paid by the Bank with respect to or on account of each draft or other payment demand made under a Credit no later than 10 a.m., Prevailing Time, on the date such payment is to be made by the Bank, or such earlier time as the Bank may reasonably require. If a Credit calls for the delivery by the Bank of an item other than money, the Applicant shall deliver or cause to be delivered such item to the Bank at such time, in advance of the time the Bank is to deliver such item, as the Bank may reasonably require.

(b) The Applicant agrees to be primarily liable for payment to the Bank of all amounts to be paid by the Bank with respect to or on account of any Credit issued by the Bank at the request of any subsidiary or affiliate of the Applicant. The Applicant authorizes the Bank to accept Applications from the Applicant’s subsidiaries and affiliates.

(c) The Applicant will pay to the Bank upon receipt of the Bank’s invoice therefor (i) interest on all amounts payable to the Bank hereunder from the date due to the date of payment, at the Base Rate (or, if the preceding blank is not completed, the Base Rate plus 4%); provided that in no event shall the Applicant pay interest in excess of the maximum rate permitted by applicable law; (ii) the Bank’s fees as separately agreed to by the Applicant and the Bank, as well as the customary commissions and other charges regularly charged by the Bank for letters of credit; and (iii) all charges and expenses paid or incurred by the Bank or any of its correspondents in connection with this Agreement or any Credit, including all reasonable legal fees and expenses, whether of internal or external counsel to the Bank. All periodic interest, fees and commissions shall be calculated on the basis of the actual days elapsed in a 360 day year, and interest shall continue to accrue at the applicable rate set forth herein whether or not a default exists or a judgment has been entered.

(d) All amounts payable hereunder by the Applicant shall be paid to the Bank at its address set forth above or at such other place as the Bank may give notice from time to time, in immediately available funds in the currency specified by the Bank, without set off, defense, recoupment, deduction, cross-claim or counterclaim of any kind; and free and clear of, and without deduction for, any present or future Taxes. If the Bank or the Applicant pays any Taxes, whether or not correctly or legally assessed, the amounts payable hereunder shall be increased so that, after the payment of such Taxes, the Bank shall have received an amount equal to the sum the Bank would have received had no such Taxes been paid. If any amount payable hereunder is denominated in a currency other than U.S. dollars, the Applicant shall make payment in such currency or, at the Bank’s option, shall pay the Dollar Equivalent thereof. To effect any payment due hereunder, the Bank may debit any account that the Applicant may have with the Bank or any Bank Affiliate.

3. Nature of Obligations. (a) The Applicant’s obligations to the Bank under this Agreement are absolute, unconditional and irrevocable, and shall be paid and performed in accordance with the terms hereof irrespective of any act, omission, event or condition, including, without limitation (i) the form of, any lack of power or authority of any signer of, or the lack of validity, sufficiency, accuracy, enforceability or genuineness of (or any defect in or forgery of any signature or endorsement on) any draft, demand, document, certificate or instrument presented in connection with any Credit, or any fraud or alleged fraud in connection with any Credit, any obligation underlying any Credit, or the transport of any property relating to a Credit, in each case, even if the Bank or any of its correspondents have been notified thereof; (ii) any claim of breach of warranty that might be made by the Applicant or the Bank against any beneficiary of a Credit, or the existence of any claim, set off, recoupment, counterclaim, cross-claim, defense, or other right that the Applicant may at any time have against any beneficiary, any successor beneficiary, any transferee or assignee of the proceeds of a Credit, the Bank or any correspondent or agent of the Bank, or any other person, however arising; (iii) any acts or omissions by, or the solvency of, any beneficiary of any Credit, or any other person having a role in any transaction or obligation relating to a Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property relating to a Credit; (iv) any failure by the Bank to issue any Credit in the form requested by the

Applicant, unless the Bank receives written notice from the Applicant of such failure within three Business Days after the Bank shall have furnished the Applicant (by facsimile transmission or otherwise) a copy of such Credit and such error is material; and (v) any action or omission (including failure or compulsion to honor a presentation under any Credit) by the Bank or any of its correspondents in connection with a Credit, draft or other demand for payment, document, or any property relating to a Credit, and resulting from any censorship, law, regulation, order, control, restriction, or the like, rightfully or wrongly exercised by any Governmental Authority, or from any other cause beyond the reasonable control of the Bank or any of its correspondents, or for any loss or damage to the Applicant or to anyone else, or to any property of the Applicant or anyone else, resulting from any such action or omission.

(b) The Bank is authorized to honor any presentation under a Credit without regard to, and without any duty on the Bank’s part to inquire into, any transaction or obligation underlying such Credit, or any disputes or controversies between the Applicant and any beneficiary of a Credit, or any other person, notwithstanding that the Bank may have assisted the Applicant in the preparation of the wording of any Credit or documents required to be presented thereunder or that the Bank may be aware of any underlying transaction or obligation or be familiar with any of the parties thereto.

(c) The Applicant agrees that any action or omission by the Bank or any of its correspondents in connection with any Credit or presentation thereunder shall be binding on the Applicant and shall not result in any liability of the Bank or any of its correspondents to the Applicant in the absence of the gross negligence or willful misconduct of the Bank. Without limiting the generality of the foregoing, the Bank and each of its correspondents (i) may rely on any oral or other communication believed in good faith by the Bank or such correspondent to have been authorized or given by or on behalf of the Applicant; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Credit; (iii) may honor a previously dishonored presentation under a Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Bank; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being separately delivered), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Bank in any way related to an Order, and honor any drawing in connection with any Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Credit fail to conform in any way with such Credit In no event shall the Bank be liable to the Applicant for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Credit.

(d) The Applicant’s failure to object to object to any document within 15 calendar days of receipt thereof, or acceptance or retention of any documents presented under or in connection with the Credit (including originals or copies of documents sent directly to the Applicant or any designee of the Applicant), or acceptance or retention of any property for which payment is supported by the Credit, shall ratify the Bank’s honor of the documents and absolutely preclude the Applicant from raising a defense or claim with respect to the Bank’s honor of the relevant presentation.

(e) If the Applicant or any other person seeks to delay or enjoin the honor by the Bank of a presentation under a Credit, the Bank shall have no obligation to delay or refuse to honor the presentation until validly so ordered by a court of competent jurisdiction.

4. Set Off and Security. As collateral security for the due payment and performance of the Applicant’s obligations to the Bank hereunder and otherwise, whether such obligations are absolute or contingent and exist now or arise after the date hereof, the Applicant grants to the Bank a contractual possessory security interest in, an unqualified right to possession and disposition of, and a contractual right of set off against, in each case, to the fullest extent permitted by law (a) all property relating to any Credit, and all drafts, payment demands, transport documents, warehouse receipts, documents of title, policies or certificates of insurance and other documents relating to any Credit; (b) property in the possession of, on deposit with, or in transit to, the Bank or any Bank Affiliate, now or hereafter, regardless of how obtained or held (whether in a general or special account or deposit, jointly or with someone else, in safekeeping, or otherwise); and (c) the proceeds (including insurance proceeds) of each of the above (collectively, the “Collateral”). On demand by the Bank, the Applicant will transfer to the Bank’s possession and control any Collateral not then in the Bank’s possession or control. The Bank’s rights with respect to the Collateral may be exercised without demand on or notice to the Applicant. The Bank is hereby appointed attorney-in-fact for the Applicant and authorized to execute and file on behalf of the Applicant financing statements and other instruments to perfect the right of the Bank in all or any part of the Collateral, and to take such action as the Bank may deem necessary to register in the name of the Bank or its nominee, or otherwise to transfer, all or any part of the Collateral. The Bank shall be deemed to have exercised its right of set off immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such set off on its books and records at a later time. The Applicant waives mutuality and maturity of debt in connection with such right of set off. The Applicant agrees from time to time to deliver to the Bank, on demand, such further agreements and instruments, and such additional security, as the Bank may require to secure, or further secure, the Applicant’s obligations hereunder. If any Collateral is released to the Applicant or its order, the Applicant shall execute and deliver to the Bank such trust receipts or other security agreements as the Bank may require. In addition, if the Bank, at the Applicant’s request and in the Bank’s discretion, delivers to the Applicant or its order any of the Collateral that is the subject of a Credit before the Bank honors a presentment under such Credit, or if the Bank agrees to expedite the delivery of such Collateral prior to the arrival of the pertinent documents, the Applicant authorizes the Bank to honor any presentment under such Credit notwithstanding any discrepancies therein.

5. Representations, Warranties, Covenants. The Applicant represents, warrants, and covenants as of the date of this Agreement and as of the date of the issuance or amendment of each Credit hereunder, and at all times that any obligations exist hereunder that (a) if not a natural person, the Applicant is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and duly qualified to do business in those jurisdictions in which its ownership of property or the nature of its business activities makes such qualification necessary; (b) the Applicant has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all such action has been duly authorized by all necessary proceedings on the Applicant’s part, and neither now nor hereafter shall contravene or result in a breach of any organizational document of the Applicant, any agreement, document, or instrument binding on the Applicant or its property, or any law, treaty, regulation, or order of any Governmental Authority, or require any notice, filing, or other action to or by any Governmental Authority; (c) all financial statements and other information received from the Applicant by the Bank prior to the date hereof fairly and accurately present its financial condition in accordance with generally accepted accounting principles, and no material adverse change has occurred in the Applicant’s financial condition or business operations since the date thereof; (d) there are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Applicant, threatened against the Applicant which could result in a material adverse change in its financial condition or business operations; (e) the Applicant will promptly submit to the Bank such information relating to the Applicant’s affairs (including but not limited to annual financial statements) as the Bank may reasonably request; (f) the Applicant and each transaction and obligation underlying each Credit are and shall remain in compliance with all laws, treaties, rules, and regulations of any Governmental Authority, including, without limitation, foreign exchange control, United States foreign assets control, and currency reporting laws and regulations, now or hereafter applicable, and the Applicant will procure all licenses, and comply with all formalities, necessary for the import, export and transport of any property relating to a Credit; (g) the Applicant will keep the Collateral insured in amounts, against risks and with insurers satisfactory to the Bank and, at the option of the Bank, assign the policies or certificates of such insurance to the Bank or make loss payable to the Bank (the Bank reserving the right to procure additional insurance at the Applicant’s expense if the Bank deems any insurance procured by the Applicant to be insufficient); (h) the Applicant will take all steps necessary to preserve the Collateral, including, without limitation, any steps necessary to preserve rights against other parties; (i) the Applicant will deliver to the relevant transport agent or carrier, upon receipt, any transport documents received by the Applicant covering goods that are the subject of an Order, duly endorsed by all required parties, and deliver to the Bank at the same time a release of the Bank’s obligations with respect to such Order; and (j) (A) the Applicant (i) is not listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejections of transactions) under any order or directive of any Compliance Authority; (ii) has none of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; or (iii) does not do business in or with, or derive any of its operating income from investments in or transactions with, any Sanctioned Person or Sanctioned Country in violation of any law or regulation enforced by any Compliance Authority; (B) no Credit or the proceeds thereof will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country; and (C) each Applicant is in compliance with, and no Applicant engages in any dealings or transactions prohibited by, any laws of the United States including the USA Patriot Act, the Trading with the Enemy Act, or the U.S. Foreign Corrupt Practices Act of 1977, all as amended, supplemented or replaced from time to time. As used herein: “Compliance Authority” means each and all of the (a) U.S. Department of the Treasury’s Office of Foreign Asset Control; (b) U.S. Treasury Department/Financial Crimes Enforcement Network; (c) U.S. State Department/Directorate of Defense Trade Controls; (d) U.S. Commerce Department/Bureau of Industry and Security; (e) U.S. Internal Revenue Service; (f) U.S. Justice Department; and (g) U.S. Securities and Exchange Commission; “Sanctioned Country” means a country subject to a sanctions program maintained by any Compliance Authority; and “Sanctioned Person” means any individual person, a group, regime, entity or thing subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

6. Events of Default. The occurrence of any of the following is an “Event of Default” hereunder: (a) the Applicant’s failure to pay when due any obligation to the Bank or any Bank Affiliate under this Agreement or otherwise; (b) the Applicant’s failure to perform or observe any other term or covenant of this Agreement; (c) any representation or warranty contained in this Agreement or in any document given now or hereafter by the Applicant in connection herewith is materially false, erroneous, or misleading; (d) the occurrence of any event of default or default and the lapse of any notice or cure period under any other debt, liability or obligation of the Applicant to the Bank or any Bank Affiliate; (e) the failure to pay or perform any material obligation to any other person if such failure may cause any such obligation to be due or performable immediately; (f) any levy, garnishment, attachment, or similar proceeding is instituted against the Applicant’s property in possession of, on deposit with, or in transit to, the Bank; (g) the Applicant’s dissolution or termination, or the institution by or against the Applicant or any of its property of any proceeding relating to bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship, foreclosure, execution, attachment, garnishment, levy, assignment for the benefit of creditors, relief of debtors, or similar proceeding (and, in the case of any such proceeding instituted against the Applicant, such proceeding is not dismissed or stayed within 30 days of the commencement thereof); (h) the entry of a material final judgment against the Applicant and the failure of the Applicant to discharge the judgment within 10 days of the final entry thereof; (i) any change in the Applicant’s business, assets, operations, financial condition or results of operations that has or could reasonably be expected to have any material adverse effect on the Applicant; (j) the death, incarceration, indictment, or legal incompetency of an individual Applicant or, if the Applicant is a partnership or limited liability company, the death, incarceration, indictment or legal incompetency of any individual general partner or member; (k) the occurrence of any of the above events with respect to any person which has now or hereafter guarantied or provided any collateral for any of the Applicant’s obligations hereunder; or (l) any guarantee, or any document, instrument or agreement purporting to provide the Bank security for the Applicant’s obligations hereunder, shall be challenged, repudiated, or unenforceable for any reason.

7. Remedies. Upon the occurrence of any Event of Default as defined in the Loan Agreement dated of even date herewith (a) the amount of each Credit, together with any additional amounts payable hereunder, shall, at the Bank’s option, become due and payable immediately without demand upon or notice to the Applicant; (b) the Bank may exercise from time to time any of the rights and remedies available to the Bank under this Agreement, under any other documents now or in the future evidencing or securing obligations of the Applicant to the Bank, or under applicable law, and all such remedies shall be cumulative and not exclusive; and (c) upon request of the Bank, the Applicant shall (in addition to the Collateral) promptly deliver to the Bank in immediately available funds, as collateral for any and all obligations of the Applicant to the Bank, an amount equal to 105% of the maximum aggregate amount then or at any time thereafter available to be drawn under all outstanding Credits, and the Applicant hereby pledges to the Bank and grants to the Bank a security interest in all such funds as security for such obligations, acknowledges that the Bank shall at all times have control of such funds and shall be authorized to give entitlement orders (as defined in the UCC) with respect to such funds, without further consent of the Applicant or any other person, and agrees promptly to do all further things that the Bank may deem necessary in order to grant and perfect the Bank’s security interest in such funds. The Applicant waives presentment, protest, dishonor, notice of dishonor, demand, notice of protest, notice of non-payment, and notice of acceptance of this Agreement, and any other notice or demand of any kind from the Bank.

8. Subrogation. The Bank, at its option, shall be subrogated to the Applicant’s rights against any person who may be liable to the Applicant on any transaction or obligation underlying any Credit, to the rights of any holder in due course or person with similar status against the Applicant, and to the rights of any beneficiary or any successor or assignee of any beneficiary.

9. Indemnification. The Applicant agrees to indemnify the Bank, and each Bank Affiliate, and each other legal entity, if any, who controls, is controlled by or is under common control with the Bank, and each of their respective officers, directors, shareholders, employees and agents (each, an “Indemnified Party”) and to defend and hold each Indemnified Party harmless from and against any and all claims, liabilities, losses, damages, Taxes, penalties, interest, judgments, costs and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor), which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or Governmental Authority (including any person or entity claiming derivatively on behalf of the Applicant), in connection with or arising out of or relating to the matters referred to in this Agreement, or the use of any Credit issued hereunder or the proceeds thereof, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Applicant, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or Governmental Authority (and irrespective of who may be the prevailing party); or (c) arising out of or in connection with any payment or action taken in connection with any Credit, including, without limitation, any action or proceeding seeking to restrain any drawing under a Credit or to compel or restrain any payment or any other action under a Credit or this Agreement (and irrespective of who may be the prevailing party); or (d) arising out of or in connection with any act or omission of any Governmental Authority or other cause beyond the Bank’s reasonable control; except, in the case of (a), (b), (c) and (d), to the extent such claim, liability, loss, damage, Tax, penalty, interest, judgment, cost or expense is found by a final judgment of a court of competent jurisdiction to have resulted from an Indemnified Party’s gross negligence or willful misconduct; and (e) the issuance by the Bank, and compliance by the Bank with the terms of, an Order, including but not limited to all issuance fees, and additional fees and assessments.

10. Miscellaneous. (a) All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing: (i) first class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices and (ii) Applications may be submitted electronically via, and in accordance with the terms and conditions of, the PINACLE Network System (or such other network system offered by the Bank), if Applicant is an authorized user of such system or by such other electronic means acceptable to the Bank. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth herein or to such other address as any party may give to the other for such purpose in accordance with this section. In addition, in the case of all Notices given by the Applicant to the Bank, and in the case of all Applications not submitted electronically to the Bank, the Applicant must send a copy of each such Notice and the original Application, as the case may be, to:

PNC Bank, National Association

Global Trade Service Group

2 Tower Center Boulevard, 9th Floor

Mail Stop J3-JTTC-09-B

East Brunswick, New Jersey 08816-1199

(or, in the case of Applications, to such other address of the Bank as the Bank may direct). The Bank may rely, and shall be protected in acting or refraining from acting, upon any Notice or Application believed by the Bank to be genuine and to have been given by the proper party or parties.

(b) No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered to be a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. No modification, amendment or waiver of, or consent to any departure by the Applicant from, any provision of this Agreement, will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. If any provision of this Agreement is found to be invalid by a court, all the other provisions of the Agreement will remain in full force and effect. If this Agreement is executed by more than one Applicant, each Applicant waives any and all defenses to payment and performance hereunder based upon principles of suretyship, impairment of collateral, or otherwise and, without limiting the generality of the foregoing, each Applicant consents to: any change in the time, manner, or place of payment of or in any other term of all or any of the obligations of any other Applicant hereunder or otherwise, and any exchange or release of any property or collateral, or the release or other amendment, extension, renewal, waiver of, or consent to departure from, the terms hereof or of any guaranty or security agreement or any other agreement related hereto. This Agreement will be binding upon and inure to the benefit of the Applicant and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Applicant may not assign this Agreement in whole or in part without the Bank’s prior written consent and the Bank may at any time assign this Agreement in whole or in part. The Applicant hereby authorizes the Bank, from time to time without notice to the Applicant, to record telephonic and other electronic communications of the Applicant and provide any information pertaining to the financial condition, business operations or creditworthiness of the Applicant to or at the direction of any Governmental Authority, to any of the Bank’s correspondents, and any Bank Affiliate, and to any of its or their directors, officers, employees, auditors and professional advisors, to any person which in the ordinary course of its business makes credit reference inquiries, to any person which may succeed to or participate in all or part of the Bank’s interest hereunder, and as may be necessary or advisable for the preservation of the Bank’s rights hereunder. This is a continuing Agreement and shall remain in full force and effect until no obligations of the Applicant and no Credit exist hereunder; provided, however, that termination of this Agreement shall not release the Applicant from any payment or performance that is subsequently rescinded or recouped, and the obligation to make any such payment or performance shall continue until paid or performed as if no such payment or performance ever occurred. Provisions concerning payment, indemnification, increased costs, Taxes, immunity, and jurisdiction shall survive the termination of this Agreement.

11. Representative of Applicant. If this Agreement is executed by more than one Applicant, the Applicant whose signature is first shown below shall have the exclusive right to deal with the Bank in connection with the matters addressed herein, notwithstanding conflicting instructions or requests from any other Applicant.

12. Waiver of Immunity. The Applicant acknowledges that this Agreement is entered into, and each Credit will be issued, for commercial purposes and, if the Applicant now or hereafter acquires any immunity (sovereign or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or any of its property, the Applicant hereby irrevocably waives such immunity.

13. Jurisdiction. The Applicant hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Bank’s office first set forth above is located; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment, or exercising any right against the Applicant individually, against any security, or against any property of the Applicant within any other county, state or other foreign or domestic jurisdiction. The Applicant agrees that the venue provided above is the most convenient forum for the Bank and the Applicant. The Applicant waives any objection to venue and any objection based on a more convenient forum in any action under this Agreement.

14. USA Patriot Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Applicant that opens an account. What this means: when the Applicant opens an account, the Bank will ask for the business name, business address, taxpayer identifying number and other information that will allow the Bank to identify the Applicant, such as organizational documents. For some businesses and organizations, the Bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

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15. WAIVER OF JURY TRIAL. THE APPLICANT IRREVOCABLY WAIVES ALL RIGHTS THE APPLICANT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY CREDIT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY CREDIT, OR ANY OBLIGATION OR TRANSACTION UNDERLYING ANY OF THE FOREGOING. THE APPLICANT ACKNOWLEDGES THAT THIS WAIVER IS KNOWING AND VOLUNTARY.

16. Governing Law. This Agreement and each Credit shall be interpreted, construed, and enforced according to (a) the laws of the state where the Bank’s office first set forth above is located, including, without limitation, the Uniform Commercial Code (“UCC;” with the definitions of Article 5 of the UCC controlling over any conflicting definitions in other UCC Articles), and excluding the conflict of laws rules of such state; and (b) the UCP, which is incorporated herein by reference and which shall control (to the extent not prohibited by the law referred to in (a)) in the event of any inconsistent provisions of such law. In the event that a body of law other than that set forth above is applicable to a Credit, the Applicant shall be obligated to pay and reimburse the Bank for any payment made under such Credit if such payment is, in the Bank’s judgment, justified under either the law governing this Agreement or the law governing such Credit.

WITNESS the due execution of this Agreement as a document under seal as of the date first written above.

MISCOR GROUP, LTD.
(First Applicant’s Name)

By:
(SEAL)
Michael P. Moore
Chief Executive Officer and President